Exhibit 3

Commitments by Oaktree

to the

Board of Governors of the Federal Reserve System

related to

First BanCorp.

Dated:  October 3, 2011

The persons and entities listed on Schedule A (each an “Oaktree Acquirer”) and their subsidiaries and affiliates (collectively, “Oaktree Acquirer Group”), will not, without the prior approval of the Board or its staff, directly or indirectly:

1.             Exercise or attempt to exercise a controlling influence over the management or policies of First BanCorp. (“BanCorp”), San Juan, Puerto Rico, or any of its subsidiaries;

2.             Have or seek to have more than one representative of Oaktree Acquirer Group serve on the board of directors of BanCorp or any of its subsidiaries;

3.             Permit any representative of the Oaktree Acquirer Group who serves on the board of directors of BanCorp or any of its subsidiaries to serve:

i.              as the chairman of the board of directors of BanCorp or any of its subsidiaries;

ii.             as the chairman of any committee of the board of directors of BanCorp or any of its subsidiaries;

iii.            as a member of any committee of the board of directors of BanCorp or any of its subsidiaries if the Oaktree Acquirer Group representative occupies more than 25 percent of the seats on the committee;

iv.            as a member of an audit committee of the board of directors of BanCorp or any of its subsidiaries;

v.             as a member of any committee of the board of directors of BanCorp or any of its subsidiaries that approves or reviews, or establishes policies for the approval or review of, loans or other extensions of credit;

vi.            as a member of any committee of the board of directors of BanCorp or any of its subsidiaries if at any time such committee would have decisionmaking authority for policies or actions on managerial matters (other than decisions related to retaining third party consultants or advisers in connection with carrying out committee duties); or

vii.           as a member of any committee of BanCorp or any of its subsidiaries if such representative has the authority or practical ability unilaterally to make, or block the making of, policy or other decisions that bind the board, any committee of the board, or management of BanCorp;

4.             Have or seek to have any employee or representative of the Oaktree Acquirer Group serve as an officer, agent, or employee of BanCorp or any of its subsidiaries;

5.             Take any action that would cause BanCorp or any of its subsidiaries to become a subsidiary of Oaktree Acquirer Group;

6.             Own, control, or hold with power to vote securities that (when aggregated with securities that the officers and directors of the Oaktree Acquirer Group own, control, or hold with power to vote) represent 25 percent or more of any class of voting securities of BanCorp or any of its subsidiaries;

7.             Own or control equity interests that would result in the combined voting and nonvoting equity interests of the Oaktree Acquirer Group and its officers and directors to equal or exceed 25 percent of the total equity capital of BanCorp or any of its subsidiaries, except that, if the Oaktree Acquirer Group and its officers and directors own, hold, or have the power to vote less than 15 percent of the outstanding shares of any classes of voting securities of BanCorp, Oaktree Acquirer Group and its officers and directors may own or control equity interests greater than 25 percent, but in no case more than 33.3 percent, of the total equity capital of BanCorp or any of its subsidiaries;

8.             Propose a director or slate of directors in opposition to a nominee or slate of nominees proposed by the management or board of directors of BanCorp or any of its subsidiaries;

9.             Enter into any agreement with BanCorp or any of its subsidiaries that substantially limits the discretion of BanCorp’s management over major policies and decisions, including, but not limited to, policies or decisions about employing and compensating executive officers; engaging in new business lines; raising additional debt or equity capital; merging or consolidating with another firm; or acquiring, selling, leasing, transferring, or disposing of material assets, subsidiaries, or other entities;

10.           Solicit or participate in soliciting proxies with respect to any matter presented to the shareholders of BanCorp or any of its subsidiaries;

11.           Dispose or threaten to dispose (explicitly or implicitly) of equity interests of BanCorp or any of its subsidiaries in any manner as a condition or inducement of specific action or non-action by BanCorp or any of its subsidiaries; or

12.           Enter into any other banking or nonbanking transactions with BanCorp or any of its subsidiaries, except that the Oaktree Acquirer Group may establish and maintain deposit accounts with BanCorp, provided that the aggregate balance of all such deposit accounts does not exceed $500,000 and that the accounts are maintained on substantially the same terms as those prevailing for comparable accounts of persons unaffiliated with BanCorp.

Each Oaktree Acquirer also certifies that:

13.           Oaktree Acquirer is not an affiliate of any other investor (excluding other Oaktree Acquirers) in the proposed transaction (individually, each an “Investor,” and, collectively, the “Investors”);

14.           Oaktree Acquirer has reached its decision to invest in BanCorp independently from the other Investors;

15.           Oaktree Acquirer is not managed or advised by an investment manager or investment advisor who performs the same services for any other Investor (excluding other Oaktree Acquirers);

16.           Oaktree Acquirer (including any subsidiary or affiliate of a Oaktree Acquirer) has not engaged and will not engage as part of a group consisting of substantially the same entities as the Investors, in substantially the same combination of interests, in any additional banking or nonbanking activities or business ventures in the United States without prior consultation with the Board;

17.           Oaktree Acquirer has not and will not enter into any agreements or understandings with any other Investor to act in concert for the purpose of exercising a controlling influence over BanCorp or any of its subsidiaries, including, but not limited to, any agreements or understandings regarding the voting or transfer of shares of BanCorp; and

18.           Any director representing Oaktree Acquirer will not collude or conspire with any other directors or shareholders of BanCorp with respect to the exercise of any director’s voting rights.  Nothing in this commitment shall limit a director’s ability to exercise its legitimate duties/rights as a director of BanCorp, including the ability to consult with other directors and shareholders as appropriate.

The terms used in these commitments have the same meanings as set forth in the BHC Act and the Board’s Regulation Y.  For purposes of these commitments, “Investor” includes any subsidiary or affiliate of the Investor.

Nothing in these commitments releases the Oaktree Acquirer Group from compliance with the CIBC Act and the Board’s regulations thereunder for any subsequent acquisition or increase in the percentage ownership of any class of voting shares of BanCorp.

Each Oaktree Acquirer understands that these commitments constitute conditions imposed in writing in connection with the Board’s findings and decisions related to Oaktree Acquirer Group’s acquisition of up to 24.9 percent of voting shares of BanCorp and, as such, may be enforced in proceedings under applicable law.

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Schedule A

Oaktree Acquirers

The Oaktree Acquirers are:

Oaktree Capital Group Holdings GP, LLC

Oaktree Capital Group Holdings, L.P.

Oaktree Capital Group, LLC

Oaktree AIF Holdings, Inc.

Oaktree Holdings, LLC

Oaktree Holdings, Inc.

OCM Holdings I, LLC

Oaktree Capital Management, L.P.

Oaktree AIF Investments, L.P.

Oaktree Capital I, L.P.

Oaktree Fund GP I, L.P.

Oaktree Fund GP III, L.P.

Oaktree Principal Fund V GP, Ltd.

Oaktree Fund GP AIF, LLC

Oaktree Principal Fund V GP, L.P.

Oaktree Fund GP, LLC

Oaktree Principal Fund V, L.P.

Oaktree Principal Fund V (Parallel), L.P.

Oaktree Fund AIF Series, L.P. — Series I

Oaktree Principal Fund V (Delaware), L.P.

Oaktree FF Investment Fund AIF (Delaware), L.P.

Commitments by Oaktree

to the

Board of Governors of the Federal Reserve System

related to

First BanCorp.

OAKTREE CAPITAL GROUP HOLDINGS GP, LLC

By:	/s/ Richard Ting
	Name:	Richard Ting
	Title:	Managing Director and Associate General Counsel

By:	/s/ Martin Boskovich
	Name:	Martin Boskovich
	Title:	Senior Vice President

OAKTREE CAPITAL GROUP HOLDINGS, L.P.

By:	Oaktree Capital Group Holdings GP, LLC,
Its:	General Partner

By:	/s/ Richard Ting
	Name:	Richard Ting
	Title:	Managing Director and Associate General Counsel

By:	/s/ Martin Boskovich
	Name:	Martin Boskovich
	Title:	Senior Vice President

OAKTREE CAPITAL GROUP, LLC

By:	/s/ Richard Ting
	Name:	Richard Ting
	Title:	Managing Director, Associate General Counsel and Assistant Secretary

By:	/s/ Martin Boskovich
	Name:	Martin Boskovich
	Title:	Senior Vice President

OAKTREE AIF HOLDINGS, INC.

By:	/s/ Richard Ting
	Name:	Richard Ting
	Title:	Managing Director and Assistant Secretary

By:	/s/ Martin Boskovich
	Name:	Martin Boskovich
	Title:	Senior Vice President

OAKTREE HOLDINGS, LLC

By:	/s/ Richard Ting
	Name:	Richard Ting
	Title:	Managing Director, Associate General Counsel and Assistant Secretary

By:	/s/ Martin Boskovich
	Name:	Martin Boskovich
	Title:	Senior Vice President

OAKTREE HOLDINGS, INC.

By:	/s/ Richard Ting
	Name:	Richard Ting
	Title:	Managing Director, Associate General Counsel and Assistant Secretary

By:	/s/ Martin Boskovich
	Name:	Martin Boskovich
	Title:	Senior Vice President

OCM HOLDINGS I, LLC

By:	/s/ Richard Ting
	Name:	Richard Ting
	Title:	Managing Director and Associate General Counsel

By:	/s/ Martin Boskovich
	Name:	Martin Boskovich
	Title:	Senior Vice President

OAKTREE CAPITAL MANAGEMENT, L.P.

By:	/s/ Richard Ting
Name: Richard Ting
Title: Managing Director and Associate General Counsel

By:	/s/ Martin Boskovich
Name: Martin Boskovich
Title: Senior Vice President

OAKTREE AIF INVESTMENTS, L.P.

By:	Oaktree AIF Holdings, Inc.
Its:	General Partner

By:	/s/ Richard Ting
Name: Richard Ting
Title: Managing Director, Associate General Counsel and Assistant Secretary

By:	/s/ Martin Boskovich
Name: Martin Boskovich
Title: Senior Vice President

OAKTREE CAPITAL I, L.P.

By:	/s/ Richard Ting
Name: Richard Ting
Title: Managing Director, Associate General Counsel and Assistant Secretary

By:	/s/ Martin Boskovich
Name: Martin Boskovich
Title: Senior Vice President

OAKTREE FUND GP I, L.P.

By:	/s/ Richard Ting
Name: Richard Ting
Title: Authorized Signatory

By:	/s/ Martin Boskovich
Name: Martin Boskovich
Title: Authorized Signatory

OAKTREE FUND GP III, L.P.

By:	/s/ Richard Ting
Name: Richard Ting
Title: Authorized Signatory

By:	/s/ Martin Boskovich
Name: Martin Boskovich
Title: Authorized Signatory

OAKTREE PRINCIPAL FUND V GP, LTD.

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Richard Ting
Name: Richard Ting
Title: Managing Director and Associate General Counsel

By:	/s/ Martin Boskovich
Name: Martin Boskovich
Title: Senior Vice President

OAKTREE FUND GP AIF, LLC

By:	Oaktree Fund GP III, L.P.
Its:	Managing Member

By:	/s/ Richard Ting
Name: Richard Ting
Title: Authorized Signatory

By:	/s/ Martin Boskovich
Name: Martin Boskovich
Title: Authorized Signatory

OAKTREE PRINCIPAL FUND V GP, L.P.

By:	Oaktree Principal Fund V GP, Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Richard Ting
Name: Richard Ting
Title: Managing Director and Associate General Counsel

By:	/s/ Martin Boskovich
Name: Martin Boskovich
Title: Senior Vice President

OAKTREE FUND GP, LLC

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Richard Ting
Name: Richard Ting
Title: Authorized Signatory

By:	/s/ Martin Boskovich
Name: Martin Boskovich
Title: Authorized Signatory

OAKTREE PRINCIPAL FUND V, L.P.

By:	Oaktree Principal Fund V GP, L.P.
Its:	General Partner

By:	Oaktree Principal Fund V GP, Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Richard Ting
Name: Richard Ting
Title: Managing Director and Associate General Counsel

By:	/s/ Martin Boskovich
Name: Martin Boskovich
Title: Senior Vice President

OAKTREE PRINCIPAL FUND V (PARALLEL), L.P.

By:	Oaktree Principal Fund V GP, L.P.
Its:	General Partner

By:	Oaktree Principal Fund V GP, Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Richard Ting
Name: Richard Ting
Title: Managing Director and Associate General Counsel

By:	/s/ Martin Boskovich
Name: Martin Boskovich
Title: Senior Vice President

OAKTREE FUND AIF SERIES, L.P. — SERIES I

By:	Oaktree Fund GP AIF, LLC
Its:	General Partner

By:	Oaktree Fund GP III, L.P.
Its:	Managing Member

By:	/s/ Richard Ting
Name: Richard Ting
Title: Authorized Signatory

By:	/s/ Martin Boskovich
Name: Martin Boskovich
Title: Authorized Signatory

OAKTREE PRINCIPAL FUND V (DELAWARE), L.P.

By:	Oaktree Fund GP, LLC
Its:	General Partner

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Richard Ting
Name: Richard Ting
Title: Authorized Signatory

By:	/s/ Martin Boskovich
Name: Martin Boskovich
Title: Authorized Signatory

OAKTREE FF INVESTMENT FUND AIF (DELAWARE), L.P.

By:	Oaktree Fund AIF Series, L.P. — Series I
Its:	General Partner

By:	Oaktree Fund GP AIF, LLC
Its:	General Partner

By:	Oaktree Fund GP III, L.P.
Its:	Managing Member

By:	/s/ Richard Ting
Name: Richard Ting
Title: Authorized Signatory

By:	/s/ Martin Boskovich
Name: Martin Boskovich
Title: Authorized Signatory